Exhibit 10.19

FIRST AMENDMENT TO LEASE AGREEMENT (INDUSTRIAL/COMMERCIAL SINGLE-TENANT)

This FIRST AMENDMENT TO LEASE AGREEMENT

(INDUSTRIAL/COMMERCIAL SINGLE-TENANT) (the "Amendment"), dated as of December 16, 2025, amends that certain Lease Agreement (Industrial/Commercial Single-Tenant) (the "Lease"), dated as of April 1, 2020, by and between PACIFIC PARK INVESTMENTS, INC., a California corporation ("Landlord"), and RXSIGHT, INC., a California corporation

("Tenant"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms as set forth in the Lease.

WHEREAS, Tenant and Landlord desire to extend the Term of the Lease for an additional sixty (60) calendar months and to provide for the applicable Base Rent during the extended Term; and

WHEREAS, Tenant and Landlord now desire to enter into this First Amendment, subject to the terms and conditions set forth herein, to extend the Term and clarify certain provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE 1 AMENDMENT OF LEASE

1.1
The chart defining "Base Rent", included on the first page of the Lease, is hereby amended to include the following chart to be in addition to the already existing chart on the first page of the Lease:

On	The New Base Rent Shall be:
February 1, 2026-January 31, 2027	$81,859.73 per month
February 1, 2027 - January 31, 2028	$84,315.52 per month
February 1, 2028 - January 31, 2029	$86,844.98 per month
February 1, 2029- January 31, 2030	$89,450.33 per month
February 1, 2030- January 31, 2031	$92,133.84 per month

1.2
Paragraph 1.3 of the Lease is hereby amended and restated in its entirety as follows:

"1.3 Term: The Lease Term shall be five (5) years and ten (10) months plus an additional sixty (60) calendar month extension pursuant to the First Amendment (the "Term"), commencing April 1, 2020 ("Commencement Date") and ending January 31, 2031 ("Expiration Date"). (See also Paragraph 3)"

ARTICLE 2 MISCELLANEOUS

2.1
Except as expressly provided for in this Amendment, all of the terms, conditions, and provisions of the Lease remain unaltered and are in full force and effect. The Lease and this Amendment shall be read and construed as one agreement.
2.2
If any provision of this Amendment is construed to be invalid, illegal, or unenforceable by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
2.3
All words used in this Amendment shall be construed to be of such number and gender as the context requires or permits.
2.4
For the convenience of Landlord and Tenant, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or electronic mail transmission of any signed original counterpart and/or retransmission of any signed facsimile or electronic mail transmission shall be deemed the same as the delivery of an original, manually signed counterpart for all purposes.
2.5
THIS AMENDMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this FIRST AMENDMENT TO LEASE AGREEMENT (INDUSTRIAL/COMMERCIAL SINGLE- TENANT) as of the date first set forth above.

Pacific Park Investments, Inc.

By:/s/ Flint Mavis

Name: Flint Mavis

Title: Chief Executive Officer

RxSight, Inc.

By:/s/ Ron Kurtz

Name: Ron Kurtz

Title: Chief Executive Officer